                                                                    EXHIBIT 99.1

Southfield, Michigan, January 28, 2003 - Franklin Bancorp, Inc. (NASDAQNM:FBCP), and its wholly-owned subsidiary Franklin Bank, National Association (Franklin) reported consolidated earnings for the year and quarter ended December 31, 2002.

Franklin reported 2002 net income of $3.8 million or $1.01 per fully diluted share, compared to $6.8 million or $1.86 per fully diluted share for the year ended December 31, 2001. Franklin reported a fourth quarter 2002 loss of $617,000 ($0.16 per fully diluted share) compared to after-tax profits of $1.7 million ($0.45 per fully diluted share) for the quarter ended December 31, 2001.

During the fourth quarter of 2002, Franklin Bank's provision for loan losses was $2.5 million, compared to $358,500 for the same quarter ended December 31, 2001. As a consequence, the Bank's reserve for possible loan losses at December 31, 2002 was $5.9 million or 1.78% of outstanding loans. As discussed in prior earnings releases, the continuing weak economy has resulted in a deterioration of certain Bank loan relationships. These conditions have prompted the Bank to take credit actions designed to quickly charge off troubled loans and increase its loan loss provisions.

"Our asset quality objectives over the past two and half years have been to foster a sound credit culture and to deal with problem assets quickly and aggressively. While this process has necessitated a larger than expected provision to the loan loss reserves this quarter, we believe these actions continue to improve the overall quality of our loan portfolio and reduce our credit loss exposure going forward, " said President and CEO, David Shelp.

Net interest income for 2002 was $25.6 million, a decrease from $28.3 million earned for the year ended December 31, 2001. Net interest income also dropped from $7.0 million for the three months ended December 31, 2001 to $6.0 million for the three months ended December 31, 2002. The Bank's net interest margin declined from 5.69% for the year ended December 31, 2001 to 5.05% for the year ended December 31, 2002. Continued downward pressure on short-term market interest rates accompanied by declines in the prime lending rate throughout 2002 have caused the net interest margin to shrink. "Nevertheless, Franklin continues to enjoy a strong net interest margin when compared to other banks" commented President and CEO, David Shelp.

Operating fee income (defined as non interest income, excluding life insurance proceeds for 2002 and gains or losses on sales of securities, loans, real estate owned and repossessed assets) increased for the year and three months ended December 31, 2002 by 5.6% or $258,789 and by 19.6% or $204,973, respectively compared to the same period ended December 31, 2001.

Operating expenses (defined as non-interest expense excluding severance costs) increased 3.6% or $708,047 and 18.1% or $836,155 when comparing the year and three months ended December 31, 2002 to 2001. The 2002 operating expense figures include non-recurring expenses for a previously reported investigation conducted by a special committee of independent Directors and the expenses incurred in creation of the bank holding company of $665,500 and $180,800, respectively. Without these non-recurring items, operating expenses would have shown a slight decrease of $138,300 when comparing the year ended December 31, 2002 to 2001.

Lending activity this past year was fairly robust with total loan originations exceeding $118.5 million; however, due to heavy repayments and payoffs, total loan balances were up $8.0 million, or 2.5%, compared to balances at December 31, 2001. Deposit growth for 2002 was very strong, with an increase of $39.8 million, or 10.2%, compared to balances at December 31, 2001. This increase in deposits has not only contributed to funding loans, but has also allowed the bank to decrease its other borrowed funds by $14.6 million, and to redeem the $20.7 million of preferred stock of the Bank's subsidiary Franklin Finance Corporation which was paying a dividend of 8.70%. It is anticipated that the redemption of the preferred stock will have the effect of improving Franklin Bank's pre-tax net income beginning in fiscal year 2003 by approximately $1.45 million per year, based upon current interest rates.

Commenting on the lending activity for the year ahead, Mr. Shelp stated, "We expect loan balances to increase during fiscal year 2003 as a result of our new Troy branch which opened in early January 2003, an expected decrease in the early repayment of existing loans, and an increase in the Bank's lending staff. We recently added two new experienced loan officers and are seeking to expand our lending staff further, to include the hiring of a Chief Lending Officer."

Total non-performing assets of $7,323,000, at December 31, 2002 reflect a slight reduction from September 30, 2002 balances of $7,850,000 but still represent an increase compared to $3,628,133 at December 31, 2001. The majority of the non-performing asset balance at December 31, 2002 consists of five loans totaling $5.9 million; one commercial real estate property and one residential real estate property held for resale and three commercial loans secured by real estate and/or inventory classified as non-accrual loans.

The allowance for loan losses was $5.9 million at December 31, 2002. As a percentage of loans outstanding, the allowance was 1.78% at December 31, 2002, compared to 1.50% at December 31, 2001. As expected due to the lingering impact of a weak economy and slow recovery from the recession of 2001, net charge-offs for the year ended 2002 have increased compared to the same period for 2001. The Bank's net charge-off amount for the year ended and quarter ended December 31, 2002 was $2,746,895 and $1,666,483, respectively, compared to $946,104 and
$298,362, respectively, for
the year ended and quarter ended December 31, 2001. This increase in the level of net charge-offs when comparing the results for the year and fourth quarter ending 2002 to 2001 continue to reveal the impact of a weak economy and little or no recovery from the recession of 2001. It also demonstrates the Bank's continued aggressive approach in dealing with troubled loans.

Total assets at December 31, 2002 were $542,500,000 compared to $532,600,000 at December 31, 2001. Loan balances increased to $333,000,000 at December 31, 2002 compared to $325,000,000 at December 31, 2001, an increase of $8.0 million. Deposits increased to $429,129,830 at December 31, 2002 compared to $389,000,000 at year-end 2001, an increase of $39.8 million or 10.2%. Franklin remains well capitalized with a Tier 1-leverage ratio of 7.55%. Franklin's book value per share is $12.51 at December 31, 2002, up from $11.69 at December 31, 2001.

As announced today, commencing early in the second quarter of 2003, Franklin Bancorp intends to begin a process of repurchasing up to 182,000 shares or approximately 5% of its outstanding shares of common stock.

Franklin Bancorp serves as the holding company of Franklin Bank and is headquartered in Southfield, Michigan. Franklin Bank specializes in serving small and medium-sized business customers and their owners throughout the tri-county area of Wayne, Oakland, and Macomb counties. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at http://www.franklinbank.com.

                                      ###

The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, fluctuations in interest rates, changes in economic conditions of the Bank's market area, changes in policies by regulatory agencies, shareholder derivative litigation relating to the independent committee's investigation, the acceptance of new products, the impact of competitive products and pricing and the other risks detailed from time to time in the Bank's OCC reports, including the Bank's report on Form 10-K for the year ended December 31, 2001 and quarterly reports on Form 10-Q and in Franklin Bancorp's SEC reports. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.


FRANKLIN BANK, N.A.
FINANCIAL SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                    DECEMBER 31,               DECEMBER 31,
                                                                                        2002                       2001
QUARTER ENDED                                                                        (unaudited)                (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                                                                    $  7,980,756               $   9,197,954
Interest expense                                                                      1,934,995                   2,242,290
Provision for loan losses                                                             2,534,760                     358,500
Net interest income after provision for loan losses                                   3,511,001                   6,597,164
Net income                                                                             (616,924)                  1,674,071
Net income per common share - basic                                                $      (0.17)              $        0.47
Net income per common share- diluted                                               $      (0.16)              $        0.45
Common shares outstanding                                                             3,647,593                   3,607,542

                                                                                    DECEMBER 31,               DECEMBER 31,
                                                                                        2002                       2001
 AT                                                                                  (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Assets                                                                             $542,478,317               $ 532,558,834
Securities available for sale                                                       149,836,545                 158,823,098
Loans (before allowance for loan losses)                                            333,345,726                 325,324,998
Allowance for loan losses                                                            (5,926,813)                 (4,863,948)
Deposits                                                                            429,129,830                 389,358,249
Short term borrowings                                                                65,000,000                  79,605,696
Total shareholders' equity                                                           45,641,695                  42,179,459
Book value per common share                                                               12.51                       11.69
Common shares outstanding                                                             3,647,593                   3,607,542
Tier 1 leverage capital ratio                                                              7.55 %                     10.12 %
Nonperforming assets                                                               $  7,322,970               $   3,628,133
Nonperforming assets/total assets                                                          1.35 %                      0.68 %
Allowance for loan losses/loans outstanding                                                1.78                        1.50

                                                                                    DECEMBER 31,               DECEMBER 31,
                                                                                        2002                       2001
OTHER INFORMATION (YEAR ENDED)                                                       (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Return on average shareholders' equity                                                     8.38 %                     17.36 %
Return on average assets                                                                   0.69                        1.30
Net interest margin                                                                        5.04                        5.69
Net charge-offs/average loans                                                              0.85                        0.29
Cash dividends per share                                                           $       0.32               $        0.28



FRANKLIN BANK, N.A.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                        DECEMBER 31,               DECEMBER 31,
                                                                                            2002                       2001
                                                                                        (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
              Cash and due from banks                                                 $  18,171,153               $  20,375,185
              Interest-earning deposits                                                   3,580,028                   4,048,853
              Time deposits with FHLB                                                     9,050,162                      32,956
                                                                             -----------------------    ------------------------
              Cash and cash equivalents                                                  30,801,343                  24,456,994
              Securities available for sale                                             149,836,545                 158,823,098
              Federal Home Loan Bank stock - cost                                         5,868,900                   5,868,900
              Federal Reserve Bank stock - cost                                           1,541,500                   1,519,100
              Loans (before allowance for loan losses)                                  333,345,726                 325,324,998
              Allowance for loan losses                                                  (5,926,813)                 (4,863,948)
                                                                             -----------------------    ------------------------
              Net loans                                                                 327,418,913                 320,461,050
              Accrued interest receivable                                                 3,075,368                   3,273,087
              Real estate owned                                                           2,004,449                     564,235
              Premises and equipment, net                                                 3,026,171                   3,152,962
              Bank Owned Life Insurance                                                   9,799,009                  10,018,357
              Prepaid expenses and other assets                                           9,106,119                   4,421,051
                                                                             -----------------------    ------------------------
              TOTAL ASSETS                                                            $ 542,478,317               $ 532,558,834
                                                                             =======================    ========================
LIABILITIES
              Deposits                                                                $ 429,129,830               $ 389,358,249
              Short term borrowings                                                      65,000,000                  79,605,696
              Accrued interest payable                                                      260,275                     279,811
              Other liabilities                                                           2,446,517                   1,635,221
                                                                             -----------------------    ------------------------
              TOTAL LIABILITIES                                                         496,836,622                 470,878,977
                                                                             -----------------------    ------------------------
PREFERRED STOCK OF CONSOLIDATED SUBSIDIARY                                                        0                  19,500,398

SHAREHOLDERS' EQUITY
              Common stock - Par value $1.00; authorized 6,000,000 shares;
              issued and outstanding 3,607,542 shares at December 31, 2001
              and 3,647,593 shares at December 31, 2002                                   3,647,593                   3,607,542
              Additional paid-in capital                                                 27,154,384                  27,839,246
              Retained earnings                                                          12,413,704                   9,722,876
              Accumulated other comprehensive income                                      2,426,014                   1,009,795
                                                                             -----------------------    ------------------------
              TOTAL SHAREHOLDERS' EQUITY                                                 45,641,695                  42,179,459
                                                                             -----------------------    ------------------------
TOTAL LIABILITIES, PREFERRED STOCK OF CONSOLIDATED SUBSIDIARY AND
SHAREHOLDERS' EQUITY                                                                  $ 542,478,317               $ 532,558,834
                                                                            ========================   =========================


FRANKLIN BANK, N.A.
CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------


                                                                    THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                        DECEMBER 31,                        DECEMBER 31,
                                                                    2002            2001               2002              2001
                                                                 (unaudited)     (unaudited)        (unaudited)
----------------------------------------------------------------------------------------------    ---------------------------------
INTEREST INCOME
              Interest on loans                                 $ 6,096,166       $ 6,686,492      $ 25,147,191       $ 28,664,587
              Interest on securities                              1,172,287         1,810,759         5,856,111          7,373,257
              Other interest and dividends                          712,303           700,703         2,553,531          2,771,627
                                                             ---------------   ---------------    --------------    ---------------
              TOTAL INTEREST INCOME                               7,980,756         9,197,954        33,556,833         38,809,471
                                                             ---------------   ---------------    --------------    ---------------
INTEREST EXPENSE
              Interest on deposits                                1,205,855         1,501,991         4,951,123          7,237,936
              Interest on other borrowings                          729,140           740,299         2,959,471          3,299,197
                                                             ---------------   ---------------    --------------    ---------------
              TOTAL INTEREST EXPENSE                              1,934,995         2,242,290         7,910,594         10,537,133
                                                             ---------------   ---------------    --------------    ---------------
NET INTEREST INCOME                                               6,045,761         6,955,664        25,646,239         28,272,338
PROVISION FOR LOAN LOSSES                                         2,534,760           358,500         3,809,760          1,858,500
                                                             ---------------   ---------------    --------------    ---------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               3,511,001         6,597,164        21,836,479         26,413,838
                                                             ---------------   ---------------    --------------    ---------------
NON INTEREST INCOME
              Deposit account service charges                       829,557           849,864         3,222,270          3,594,836
              Net gain on sale of securities                              0           292,847           648,357          1,143,587
              Net loss on sale of other assets                     (150,295)          (10,000)         (191,897)           (58,843)
              Other fee income                                      418,802           193,522         1,665,449          1,034,094
              Life insurance proceeds                             1,682,897                 0         1,682,897                  0
                                                             ---------------   ---------------    --------------    ---------------
              TOTAL NON INTEREST INCOME                           2,780,961         1,326,233         7,027,076          5,713,674
                                                             ---------------   ---------------    --------------    ---------------
NON INTEREST EXPENSE
              Compensation and benefits                           2,466,887         2,460,068         9,584,065          9,773,879
              Severance compensation                              2,289,685           316,965         2,489,519            708,047
              Occupancy and equipment                               826,507           774,580         3,217,045          3,332,432
              Advertising                                           134,932           133,006           609,690            798,619
              Federal insurance premiums                             17,393            45,547            69,237            186,318
              Communication expense                                 145,295           152,860           594,277            585,340
              Outside service expense                             1,143,239           506,658         3,691,379          2,599,946
              Other                                                 731,732           557,111         2,388,858          2,142,096
                                                             ---------------   ---------------    --------------    ---------------
              TOTAL NON INTEREST EXPENSE                          7,755,670         4,946,795        22,644,070         20,126,677
                                                             ---------------   ---------------    --------------    ---------------
INCOME BEFORE PROVISION FOR FEDERAL INCOME TAXES                 (1,463,708)        2,976,602         6,219,485         12,000,835
              Provision for federal income taxes                 (1,297,009)          852,306           603,137          3,360,066
                                                             ---------------   ---------------    --------------    ---------------
INCOME BEFORE PREFERRED STOCK DIVIDENDS                            (166,699)        2,124,296         5,616,348          8,640,769
              Preferred stock dividends of subsidiary               450,225           450,225         1,800,900          1,800,900
                                                             ---------------   ---------------    --------------    ---------------
NET INCOME                                                      $  (616,924)      $ 1,674,071      $  3,815,448       $  6,839,869
                                                             ===============   ===============    ==============    ===============


INCOME PER COMMON SHARE:

              Average common shares outstanding:
              Basic                                               3,641,849         3,584,422         3,632,268          3,569,608
              Diluted                                             3,772,285         3,713,005         3,770,495          3,679,204
              Net income per common share:
              Basic                                             $     (0.17)      $      0.47      $       1.05       $       1.92
              Diluted                                           $     (0.16)      $      0.45      $       1.01       $       1.86